Exhibit 99.1

Carve-Out Financial Statements

Adobe Title, LLC

Year ended December 31, 2012 and 2011

with Report of Independent Auditors

Carve-Out Financial Statements

Adobe Title, LLC

Year ended December 31, 2012 and 2011

Contents

Report of Independent Registered Accounting Firm	1

Audited Carve-Out Financial Statements

Carve-Out Balance Sheets	2
Carve-Out Statements of Income and Members’ Capital	3
Carve-Out Statements of Cash Flows	4
Notes to Carve-Out Financial Statements	5

Report of Independent Registered Public Accounting Firm

Board of Directors

Timios National Corporation

We have audited the accompanying carve-out balance sheets of Adobe Title, LLC (the “Company”) as of December 31, 2012 and 2011, and the related statements of income, members’ equity, and cash flows for the years ended December 31, 2012 and 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We draw attention to Note 1 of the financial statements, which describes the basis of accounting. These carve-out financial statements exclude one of the Company’s locations and therefore is not indicative of results that would have occurred if all the Company’s locations were included during the years presented.

As discussed in Note 7, on September 15, 2013, the Company sold assets from 11 of its locations to Timios, Inc., a wholly-owned subsidiary of Timios National Corporation. In addition, the remaining locations are expected to be sold or closed by December 31, 2013. The Company will surrender its Texas Department of Insurance License on December 15, 2013 and is expected to cease operations by December 31, 2013.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Coulter & Justus, PC

November 27, 2013

Knoxville, Tennessee

Adobe Title, LLC

Carve-Out Balance Sheets

	December 31
	2012	2011
Assets
Current assets:
Cash	$2,650	$13,883
Accounts receivable	114,765	52,634
Prepaid expenses and other assets	130,489	58,605
Total current assets	247,904	125,122

Property and equipment, net	299,142	244,197
Total assets	$547,046	$369,319

Liabilities and members’ equity
Current liabilities:
Accounts payable	$442,561	$302,351
Short-term note payable	—	20,238
Total current liabilities	442,561	322,589

Members’ equity	104,485	46,730
Total liabilities and members equity	$547,046	$369,319

The accompanying notes are an integral part of the Carve-Out Financial Statements.

Adobe Title, LLC

Carve-Out Statements of Income and Members’ Equity

	Year ended December 31
	2012	2011
Operative revenues:
Net revenue	$8,809,744	$4,773,844
Cost of revenue	6,259,583	3,092,680
Gross profit on revenue	2,550,161	1,681,164

Operating expenses:
Marketing	220,175	140,832
Personnel	865,383	422,313
Insurance and facility costs	909,393	538,534
Depreciation and amortization	63,664	23,386
Professional services	33,483	20,469
Administrative expenses	460,796	372,093
Total operating expenses	2,552,894	1,517,627
Operating (loss) income	(2,733)	163,537

Nonoperating income:
Interest expense	(3,682)	(4,514)
Management fee income from related party	364,170	206,588
Total nonoperating income	360,488	202,074
Net income	357,755	365,611

Members’ equity at beginning of year	46,730	(114,435)
Members’ draws during the year	(300,000)	(204,446)
Members’ equity at end of year	$104,485	$46,730

The accompanying notes are an integral part of the Carve-Out Financial Statements.

Adobe Title, LLC

Carve-Out Statements of Cash Flows

	Year ended December 31
	2012	2011
Operating activities
Net income	$357,755	$365,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,664	23,386
Changes in assets and liabilities:
Accounts receivable	(62,131)	(52,634)
Prepaid and other assets	(71,884)	(35,506)
Accounts payable	140,210	80,604
Net cash provided by operating activities	427,614	381,461

Investing activities
Purchases of property and equipment	(118,609)	(160,765)
Distribution of members’ equity	(300,000)	(204,446)
Net cash used in investing activities	(418,609)	(365,211)

Financing activities
Repayments of short-term note payable	(20,238)	(52,887)

Net decrease in cash	(11,233)	(36,637)
Cash at beginning of year	13,883	50,520
Cash at end of year	$2,650	$13,883

The accompanying notes are an integral part of the Carve-Out Financial Statements.

Adobe Title, LLC

Notes to Carve-Out Financial Statements

December 31, 2012 and 2011

1. Significant Accounting Policies

Nature of Operations

Adobe Title, LLC (the Company) was formed on November 20, 2009.  The Company operates as a limited liability company, and the Company’s owners are referred to as “members”.  The Company is licensed in the State of Texas and provides title insurance, closing, and escrow services in connection with residential and commercial real estate transactions in the Dallas — Fort Worth, Texas area.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting; wherein, revenues are recognized when earned and expenses are recognized when the obligation is incurred.

Basis of Carved-out Allocations

These carve-out financial statements exclude one of the Company’s locations which is controlled by two of its members. The operations for the excluded location are separately managed, and the excluded location operates autonomously from all other locations. The financial records for the excluded location are separately maintained. Further, the excluded location is not part of the subsequent sale of 11 locations to the Timios, Inc. (Note 7). Therefore, these financials were prepared on a carve-out basis. These carve-out financial statements exclude certain allocations of the excluded location’s revenue and related expenses.  Management believes the assumptions and estimates used in the preparation of these carve-out financial statements are reasonable.  However, these carve-out financial statements do not necessarily reflect the Company’s financial position as of December 31, 2012 and 2011, or the results of operations for the years then ended had the excluded location been presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash

Cash consists of cash on hand and deposits in banks.  Effective January 1, 2013, certain temporary unlimited federal insurance coverage expired for non-interest bearing bank accounts, which may expose the Company to credit risks as balances in excess of federal insurance limits are subject to the risk that the financial institution will not pay on demand.  At December 31, 2012 and 2011, the Company was not exposed to credit risk.

Adobe Title, LLC

Notes to Carve-Out Financial Statements (continued)

December 31, 2012 and 2011

1. Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for additions, major renewals and improvements are capitalized; expenditures for maintenance and repairs are expensed when incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.

Revenues and Cost Recognition

Title insurance premiums and escrow fees are typically due and earned in full when the real estate transaction is closed which may be 30 to 90 days following the opening of the title order.  The Texas Department of Insurance (TDI) establishes title insurance premium rates based on the underlying property’s sale value using a sliding scale. Escrow fees, tax certificate charges, recording fees, and delivery expenses are charged by the Company but these rates and fees are not regulated by TDI.

The Company issues title insurance policies on behalf of a title insurer or underwriter licensed in the State of Texas.  The Company also performs title research and exams, collects premiums, and retains a portion of the premium.  The Company remits 15% of the premium to its insurer or underwriter as compensation for bearing the risk of loss in the event a claim is made under the policy and for other services provided.

Accounts Receivable

Trade accounts receivable consist primarily of title premium revenues from real estate transactions that have been closed.  The Company periodically evaluates the collectability of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and credit to accounts receivable. Actual amounts could vary from the recorded estimates. The Company has determined that as of December 31, 2012 and 2011, no allowance for doubtful accounts was required. The Company does not require collateral to support customer receivables.

Income Taxes

The Company has elected for Federal income tax purposes to be taxed as a partnership; therefore, the taxable income or losses of the Company are passed through to the members and related Federal income taxes are paid by the members.  Under Texas income tax regulations, title escrow companies are not subject to state income tax. Accordingly, no provision for or benefit from income taxes is recorded in the financial statements of the Company. Tax years subject to examination by federal and state jurisdictions include 2009 and after.

Adobe Title, LLC

Notes to Carve-Out Financial Statements (continued)

December 31, 2012 and 2011

1. Significant Accounting Policies (continued)

Escrow Deposits and Trust Assets

In conducting its operations, the Company holds customers’ assets in escrow, pending completion of real estate transactions.  Escrow deposits and trust assets are held at third-party financial institutions and are not considered assets of the Company and, therefore, are not included in the accompanying balance sheets.  However, the Company could be held contingently liable for the disposition of these assets.  At December 31, 2012 and 2011, escrow deposits held by the Company totaled $3,436,245 and $4,556,707, respectively.

2. Property and Equipment, net

The components of property and equipment consist of the following at December 31:

	2012	2011

Furniture and fixtures	$208,596	$129,325
Computer equipment and software	178,861	139,523
Total property and equipment	387,457	268,848
Accumulated depreciation	(88,315)	(24,651)
Property and equipment, net	$299,142	$244,197

Depreciation expense for the years ended December 31, 2012 and 2011 was $63,664 and $23,386, respectively.

3. Short-Term Note Payable

In 2011, the Company entered into a vender financing arrangement and purchased equipment totaling $73,125. The financing arrangement is collateralized by the purchased equipment. The outstanding amount of $20,238 at December 31, 2011 was repaid in 2012. The Company paid interest expense of $3,682 in 2012 and $4,514 in 2011.

4. Lease Commitments

The Company has various leases for office space specific to each of its office locations through, 2019. As of December 31, 2012, the Company’s approximate minimum lease payments for the next five years are as follows:

2013	$471,000
2014	500,000
2015	428,000
2016	302,000
2017	170,000
Thereafter	136,000
Total	$2,007,000

Adobe Title, LLC

Notes to Carve-Out Financial Statements (continued)

December 31, 2012 and 2011

4. Lease Commitments (continued)

Rent expense related to the overall office space for operations during the year ended December 31, 2012 and 2011 was approximately $546,000 and $319,000, respectively.

5. Customer Concentrations

All of the Company’s revenue is generated in Texas. Adverse regulatory developments in Texas, which could include reductions in the maximum rates permitted to be charged, inadequate rate increases or more fundamental changes in the design or implementation of the title insurance regulatory framework, could have a material adverse effect on the results of operations and financial condition.

6. Related Party Transactions

The Company provides certain general and administrative services for one of its offices controlled by several of the Company’s members. The Company receives a management fee for the services provided.  For the years ended December 31, 2012 and 2011, the management fee was $364,170 and $206,588, respectively.

7. Subsequent Events

On September 15, 2013, the Company sold assets from 11 of its locations to Timios, Inc. (Timios), a wholly-owned subsidiary of Timios National Corporation.  These locations generated approximately $4,927,000 of the net revenues enclosed on the carve-out statement of income for the year ended December 31, 2012. Under the agreement, Timios acquired 11 locations from the Company for consideration, plus an earn-out starting approximately six months from the date of the agreement and ending on the forty-eighth month anniversary on such start date.  In connection with the agreement, the Company and its members also entered into non-competition, non-solicitation, and confidentiality agreements with Timios.  The remaining locations are expected to be sold to other title companies or closed by December 31, 2013.  Adobe Title, LLC will surrender its Texas Department of Insurance license on December 15, 2013 and is expected to cease operations by December 31, 2013.